                               UNDERWRITING AGREEMENT


       THIS AGREEMENT, is entered into on this 3rd day of January, 1994, by and among LINCOLN BENEFIT LIFE COMPANY, ("LBL" or "COMPANY") a life insurance company organized under the laws of the State of Nebraska on its own and on behalf of the LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT, ("Separate Account") a separate account established pursuant to the insurance laws of the State of Nebraska, and LINCOLN BENEFIT FINANCIAL SERVICES, INC., ("Principal Underwriter"), a corporation organized under the laws of the State of Delaware.


                                      RECITALS


       WHEREAS, the Company proposes to issue to the public certain variable annuity contracts identified in the Attachment A ("Contracts"); and


       WHEREAS, Company, by resolution adopted on August 3, 1992, established the Separate Account for the purpose of issuing the Contracts; and


       WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-7924); and

       WHEREAS, the Contracts to be issued by Company are registered with the Commission under the Securities Act of 1933 (File No. 33-66786) for offer and sale to the public and otherwise are in compliance with all applicable laws; and


       WHEREAS, Principal Underwriter, a broker/dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. ("NASD"), proposes to act as principal underwriter on an agency (best efforts) basis in the marketing and distribution of said Contracts; and


       WHEREAS, Company desires to obtain the services of Principal Underwriter as an underwriter and distributor of said Contracts issued by Company through the Separate Account;


       NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other goods and valuable considerations the Company, the Separate Account, and the Principal Underwriter hereby agree as follows:


1.     AUTHORITY AND DUTIES

       (a) Principal Underwriter will serve as an underwriter and distributor on an agency basis for the Contracts which will be issued by the Company through the Separate Account.

       (b) Principal Underwriter will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker/dealers on a continuing basis. However, Principal Underwriter shall be responsible for compliance with the requirements of state broker/dealer regulations and the Securities Exchange Act of 1934 as each applies to Principal Underwriter in connection with its duties as distributor of said Contracts. Moreover, Principal Underwriter shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

       (c) Subject to agreement with the Company, Principal Underwriter may enter into selling agreements with broker/dealers which are registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by Company through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and Principal Underwriter will at all times be responsible to Company for supervision of compliance with the federal securities laws regarding distribution of Contracts.


2.     WARRANTIES

       (a)    The Company represents and warrants to Principal Underwriter that:

              (i) Registration Statements on Form N-4 for each of the Contracts identified in Attachment A have been filed with the Commission in the form previously delivered to Principal Underwriter and that copies of any and all amendments thereto will be forwarded to Principal Underwriter at the time that they are filed with Commission;

              (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of

                     1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Company by Principal Underwriter expressly for use therein;

              (iii) The Company is validly existing as a stock life insurance company in good standing under the laws of the State of Nebraska, with power to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other's jurisdiction in which it owns or leases properties, or conducts any business;

              (iv) The Contracts to be issued through the Separate Account and offered for sale by Principal Underwriter on behalf of the Company hereunder have been duly and validly authorized and, when issued and delivered with payment therefore as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

              (v) Those persons who offer and sell the Contracts are to be appropriately licensed or appointed to comply with the state insurance laws;

              (vi) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a violation of any of the provisions of or default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Company is a party or by Company is bound (including Company's Charter of By-laws as a stock life insurance company, or any order, rule or regulation of any court of governmental agency or body having jurisdiction over Company or any of its properties);

              (vii) There are no material legal or governmental proceedings pending to which Company or the Separate Account is a party or of which any property of Company or the Separate Account is the subject (other than as set forth in the Prospectus relating to the Contracts, or litigation incident of the kind of business conducted by the Company) which, if determined adversely to Company, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Company.

       (b)    Principal Underwriter represents and warrants to Company that:

              (i) It is a broker/dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934, is a member in good standing of the NASD, and is in compliance with the securities laws in those states in which it conducts business as a broker/dealer.

              (ii) As a principal underwriter, it shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by the Company to be authorized insurance agents;

              (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any stature, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Principal Underwriter is a party or by which Principal Underwriter is bound (including the Certificate of Incorporation or Bylaws of Principal Underwriter or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Principal Underwriter or its property); and

              (iv) To the extent that any statements made in the Registration Statement or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to Company by Principal Underwriter expressly for use therein, such statements will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


3.     BOOKS AND RECORDS

       (a) Principal Underwriter shall keep, in a manner and form approved by Company and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books or account as required to be maintained by a registered broker/dealer, acting as principal underwriter, of all transactions entered into on behalf of Company with respect to its activities under this Agreement. Principal Underwriter shall make such records and books of account available for inspection by the Commission, and Company shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand.

       (b) Subject to applicable Commission or NASD restrictions, Company will send confirmation of Contract transactions to Contract Owners. Company will make such confirmations and records of transactions available to Principal Underwriter upon request.


4.     SALES MATERIALS

       (a) After authorization to commence the activities contemplated herein, Principal Underwriter will utilize the currently effective prospectus relating to the subject Contracts in connection with its underwriting, marketing and distribution efforts. As to other types of sales material, Principal Underwriter hereby agrees and will require any participating or selling broker/dealers to agree that they will use only sales material which have been authorized for use by Company, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the NASD.

       (b) Principal Underwriter will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution of any Contract if, to the knowledge of Principal Underwriter, any of the foregoing misstates the duties, obligation or liabilities of Company or Principal Underwriter.


5.     COMPENSATION

Principal Underwriter shall be entitled to such remuneration for its services and reimbursement for its fees, charges and expenses as will be determined between the parties.


6.     PURCHASE PAYMENTS

Principal Underwriter shall arrange that all purchase payments collected on the sale of the Contracts are promptly and properly transmitted to Company for immediate allocation to the Separate Account in accordance with the procedures of Company and the directions furnished by the purchasers of such Contracts at the time of purchase.


7.     UNDERWRITING TERMS

       (a) Principal Underwriter makes no representations or warranties regarding the number of Contracts to be sold by licensed broker/dealers and registered representatives of broker/dealers or the amount to be paid thereunder. Principal Underwriter does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective registration statement with the Commission.

       (b) Principal Underwriter will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker/dealers and registered representatives (who are duly licensed as insurance agents) on the terms described in the currently effective prospectus describing such Contracts.

       (c) It is understood and agreed that Principal Underwriter may render similar services to other companies in the distribution of other variable contracts.

       (d) The Company will use its best efforts to assure that the Contracts are continuously registered under the Securities Act of 1933 (and under any applicable state "blue sky" laws) and to file for approval under state insurance laws when necessary.

       (e) The Company reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to Principal Underwriter.

8.     LEGAL AND REGULATORY ACTIONS

       (a)    The Company agrees to advise Principal Underwriter immediately of:

              (i) any request by the Commission for amendment of the Registration Statement or for additional information relating to the Contracts;

              (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

              (iii) the happening of any known material even which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

       (b) Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

       (c) During any legal action or inquiry, Company will furnish to Principal Underwriter such information with respect to the Separate Account and Contracts in such form and signed by such of its officers as Principal Underwriter may reasonably request and will warrant that the statements therein contained when so signed are true and correct.


9.     TERMINATION

       (a)    This Agreement will terminate automatically upon its assignment;

       (b) This Agreement shall terminate without the payment of any penalty by either party upon sixty (60) days' advance written notice.

       (c) This Agreement shall terminate at the option of the Company upon institution of formal proceedings against Principal Underwriter by the NASD or by the Commission, or if Principal Underwriter or any representative thereof at any time:

              (i) employs any device, scheme, artifice, statement or omission to defraud any person;

              (ii) fails to account and pay over promptly to the Company money due it according to the Company's records; or

              (iii)  violates the conditions of this Agreement.

10.    INDEMNIFICATION

The company agrees to indemnify Principal Underwriter for any liability that it may incur to a Contract owner or party-in-interest under a Contract:

       (a) arising out of any act or omission in the course of or in connection with rendering services under this Agreement; or

       (b) arising out of the purchase, retention or surrender of a contract; provided, however, that the Company will not indemnify Principal Underwriter for any such liability that results from the willful misfeasance, bad faith or gross negligence of Principal Underwriter or from the reckless disregard by such Principal Underwriter of its duties and obligations arising under this Agreement.


11.    GENERAL PROVISION

       (a) This Agreement shall be subject to the laws of the State of Nebraska.


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       (b)    This Agreement, along with any Schedules attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties.

       (c) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.


       IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of January 3, 1994.


LINCOLN BENEFIT LIFE COMPANY
(and LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT II)



BY:      /s/ Fred H. Jonske                            1/3/94
       -----------------------------------       -------------------------------
       President                                 Date


LINCOLN BENEFIT FINANCIAL SERVICES, INC.



BY:      /s/ B.E. Wraith                               1/3/94
       -----------------------------------       -------------------------------
       President                                 Date


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                                    ATTACHMENT A


                               UNDERWRITING AGREEMENT


"CONTRACTS"                                             FORM #
-----------                                             ------


Investors Select Variable Annuity                       VAP 9330

                                AMENDMENT #1 TO THE

                               UNDERWRITING AGREEMENT
                             (HEREINAFTER "AGREEMENT")

                                      BETWEEN

                            LINCOLN BENEFIT LIFE COMPANY
                                (HEREINAFTER "LBL")

                                  ON BEHALF OF THE

                   LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
                          (HEREINAFTER "SEPARATE ACCOUNT")

                                        AND

                         LINCOLN BENEFIT FINANCIAL SERVICES
                                (HEREINAFTER "LBFS")


IT IS HEREBY AGREED, that the Underwriting Agreement effective January 3, 1994 between LBL and LBFS, is amended as provided below.

Paragraph 5, "COMPENSATION" is hereby amended by deleting said Paragraph in its entirety, and replacing it with the following new Paragraph 5:

                                5.     COMPENSATION

       Principal Underwriter shall be entitled to remuneration of its services in the amount of 6.25% for all variable annuity premiums received on policies issued by Company. Such remuneration shall be reduced by the amount of commissions payable to broker/dealers receiving compensation pursuant to selling agreements with Company and Principal Underwriter, or registered representatives affiliated with Principal Underwriter.

This Amendment shall be effective as of January 3, 1994. Except as amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their duly authorized officers on the dates shown below.




LINCOLN BENEFIT LIFE COMPANY

By:       /s/Fred H. Jonske               Attested
       ----------------------------
Title:    President                       By:       /s/Carol S. Watson
       ----------------------------              -------------------------------
Date:     February 19, 1996               Date:     February 19, 1996
       ----------------------------              -------------------------------



LINCOLN BENEFIT FINANCIAL SERVICES, INC.

By:       /s/B. E. Wraith                 Attested
       ----------------------------              -------------------------------
Title:    President                       By:       /s/Carol S. Watson
       ----------------------------              -------------------------------
Date:     February 19, 1996               Date:     February 19, 1996
       ----------------------------              -------------------------------

                                AMENDMENT #2 TO THE
                               UNDERWRITING AGREEMENT
                              (HEREINAFTER "AGREEMENT"

                                      BETWEEN

                            LINCOLN BENEFIT LIFE COMPANY
                                (HEREINAFTER "LBL")

                                  ON BEHALF OF THE
                   LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
                          (HEREINAFTER "SEPARATE ACCOUNT")

                                        AND

                      LINCOLN BENEFIT FINANCIAL SERVICES, INC.
                                (HEREINAFTER "LBFS")


IT IS HEREBY AGREED, that the Underwriting Agreement effective January 3, 1994 between LBL and LBFS is hereby amended as provided below:

Effective March 1, 1998, in addition to those contracts identified in Attachment A, the contracts listed in the attached Attachment A are hereby incorporated and subject to the terms of the Agreement.

Paragraph 5, "COMPENSATION" is hereby amended by adding the following:

       Principal Underwriter shall be entitled to remuneration of its services in the amount of 7.5% for all variable annuity premiums received on Form VAP 9830 and Form VAP 9840 contracts issued by Company. Such remuneration shall be reduced by the amount of commissions payable to brokers/dealers receiving compensation pursuant to selling agreements with Company and Principal Underwriter, or registered representatives affiliated with Principal Underwriter.

Except as amended hereby, the Agreement shall remain unchanged.

IT WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.

LINCOLN BENEFIT LIFE COMPANY


By:       /s/B. E. Wraith                 Attested
       ----------------------------
Title:    President                       By:       /s/John J. Morris
       ----------------------------              -------------------------------
Date:     March 1, 1998                   Date:     March 1, 1998
       ----------------------------              -------------------------------


LINCOLN BENEFIT FINANCIAL SERVICES, INC.

By:       /s/Carol S. Watson              Attested
       ----------------------------
Title:    President                       By:       /s/John J. Morris
       ----------------------------              -------------------------------
Date:     March 1, 1998                   Date:     March 1, 1998
       ----------------------------              -------------------------------

                                    ATTACHMENT A

                               UNDERWRITING AGREEMENT


       "CONTRACTS"                                       FORM #
--------------------------                              --------

(To be Determined)                                      VAP 9830
(To be Determined)                                      VAP 9840